Exhibit 23.1

Deloitte & Touche LLP Brookfield Place 181 Bay Street Suite 1400 Toronto ON M5J 2V1 Canada Tel: (416) 601-6150 Fax: (416) 601-6590 www.deloitte.ca

CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form F–3 of our reports dated December 3, 2009 relating to the consolidated financial statements of Royal Bank of Canada (which report on the financial statements expresses an unqualified opinion and includes a separate report titled Comments by Independent Registered Chartered Accountants on Canada-United States of America Reporting Difference relating to changes in accounting principles) and the effectiveness of Royal Bank of Canada’s internal control over financial reporting appearing in the Annual Report on Form 40-F of Royal Bank of Canada for the year ended October 31, 2009, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

(signed) “Deloitte & Touche LLP”

Independent Registered Chartered Accountants
Licensed Public Accountants
December 10, 2009